Exhibit 99.1

For Further Information:

Simulations Plus, Inc.

42505 10th Street West

Lancaster, CA 93534-7059

CONTACT:

Simulations Plus Investor Relations	Hayden IR
Ms. Renee Bouche	Mr. Cameron Donahue
661-723-7723	651-653-1854
renee@simulations-plus.com	slp@haydenir.com

For Immediate Release:

November 16, 2020

Simulations Plus Reports FY2020 and Fourth Quarter FY2020 Financial Results

Full-Year Revenue Increased 22.4% to $41.6 Million;

Fourth Quarter Revenue Increased 18.9% to $9.5 Million;

Fourth Quarter Diluted EPS of $0.11 and Full-Year Diluted EPS of $0.50

LANCASTER, CA, November 16, 2020– Simulations Plus, Inc. (Nasdaq: SLP), a leading provider of modeling and simulation solutions for the pharmaceutical, biotechnology, chemicals, and consumer goods industries, today reported financial results for its 2020 fiscal year (FY20) and fourth quarter (4QFY20) ended August 31, 2020.

Full Year FY20 highlights compared with Full Year FY19:

•	Revenues were $41.6 million, up 22.4% over $34.0 million in FY19
•	Gross profit was up 24.0%, or $6.0 million, to $30.9 million, from $24.9 million in FY19
•	SG&A was $16.4 million, an increase of $4.6 million, or 38.7%, over $11.8 million
•	Total R&D expenditures were $5.3 million, an increase of $1.0 million, or 24.8% over $4.3 million
o	For FY20, $2.4 million was capitalized and $3.0 million was expensed
o	For FY19, $1.8 million was capitalized and $2.5 million was expensed
•	Income before taxes increased 7.9% to $11.4 million, an increase of $831,000 over $10.6 million
~~•~~	Net income increased 8.7% to $9.3 million, an increase of $749,000 from $8.6 million
~~•~~	Diluted earnings per share increased $0.02 to $0.50 from $0.48. One-time transaction costs related to the Lixoft acquisition of $1.4 million (approx. $1.1 million net of tax) effected a $0.06 decrease in diluted earnings per share
•	Cash, cash equivalents, and short-term investments were $116.0 million, compared to $11.4 million at the end of FY19 reflecting the follow-on offering completed on August 10, 2020

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4QFY20 highlights compared with 4QFY19:

•	Revenues increased 18.9% to $9.5 million, an increase of $1.5 million over $8.0 million
•	Gross profit was up 19.7% to $6.9 million, an increase of $1.1 million over $5.7 million
•	SG&A was $3.7 million, an increase of 16.7%, or $531,000, over $3.2 million
•	Total R&D expenditures were $1.6 million, an increase of $559,000, or 55.4%, over $1.0 million
o	For 4QFY20, $621,000 was capitalized and $948,000 was expensed
o	For 4QFY19, $406,000 was capitalized and $603,000 was expensed
•	Income before taxes increased 2.6%, or $51,000, and remained at $2.0 million
•	Net income increased 6.3% to $2.2 million, an increase of $129,000 over $2.1 million
•	Earnings per fully diluted share remained unchanged at $0.11

Shawn O’Connor, chief executive officer of Simulations Plus, said: “Simulations Plus achieved its goal of accelerating organic growth to 15-20%, overcoming headwinds from the COVID-19 pandemic due to continued strong growth from both our software and consulting revenue streams. Our future growth prospects were bolstered by a significant acquisition to expand our software business, growing our European presence, and the recent introductions of new software versions as well as the launch of several important collaborations. We continue to invest in R&D, funded both internally and from leading pharmaceutical and regulatory agencies, building on our leadership position in modelling and simulation for the drug development marketplace.”

John Kneisel, chief financial officer of Simulations Plus, added: “During the fourth quarter, we completed a strategic offering, issuing approximately 2.1 million shares and raising net proceeds of approximately $107.7 million. This follow-on offering gives the Company resources and scale to pursue additional acquisitions to further bolster our growth rates and broaden the value we can deliver to our clients. Once again, in the fourth quarter we benefited from tax deductions from stock compensation expense as employees took advantage of the increased value of their options. Overall, we continue to generate solid profitability and free cash flow, even after paying our regular quarterly dividend.”

Investor Conference Call

The Company invites all interested persons to attend its conference call at 4:15 p.m. Eastern Time on November 16, 2020. The live webcast/teleconference will be accessible by registering here. Please dial in five to 10 minutes prior to the scheduled start time. A live, listen-only webcast will also be available by dialing (213) 929-4232. A replay of the webcast will be available at the Investors section of the Simulations Plus website following the call.

About Simulations Plus, Inc.

Simulations Plus, Inc., is a leading provider of modeling and simulation software and consulting services supporting drug discovery, development research, and regulatory submissions. With our subsidiaries, Cognigen, DILIsym Services, and Lixoft, we offer solutions which bridge machine learning, physiologically based pharmacokinetics, quantitative systems pharmacology/toxicology, and population PK/PD modeling approaches. Our technology is licensed and applied by major pharmaceutical, biotechnology, chemical, consumer goods companies and regulatory agencies worldwide. For more information, visit our website at www.simulations-plus.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 – With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Words like “believe,” “expect” and “anticipate” mean that these are our best estimates as of this writing, but that there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, our ability to identify and close acquisitions on terms favorable to the Company, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports and filed with the U.S. Securities and Exchange Commission.

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CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

For the three months and years ended August 31,

	Three months ended		Years ended
	(Unaudited)	(Unaudited)
	2020	2019	2020	2019	2018

Revenues	$9,540,081	$8,025,895	$41,589,084	$33,970,440	$29,666,524
Cost of revenues	2,674,528	2,290,813	10,649,230	9,025,704	7,994,228
Gross margin	6,865,553	5,735,082	30,939,854	24,944,736	21,672,296
Operating expenses
Selling, general, and administrative	3,713,543	3,182,238	16,360,053	11,796,027	9,583,852
Research and development	947,938	603,053	2,974,623	2,499,980	1,790,656
Total operating expenses	4,661,481	3,785,291	19,334,676	14,296,007	11,374,508

Income from operations	2,204,072	1,949,791	11,605,178	10,648,729	10,297,788

Other income (expense)
Interest income	1,653	13,225	29,468	33,522	27,122
Change in value of contingent consideration	(121,500)	–	(202,500)	(109,078)	(153,034)
(Loss) income on currency exchange	(46,380)	23,769	(45,097)	(16,697)	(32,934)
Total other income (expense)	(166,227)	36,993	(218,129)	(92,253)	(158,846)

Income before provision for income taxes	2,037,845	1,986,784	11,387,049	10,556,476	10,138,942
Provision for income taxes	150,287	72,443	(2,054,989)	(1,973,147)	(1,204,130)
Net Income	$2,188,132	$2,059,227	$9,332,060	$8,583,329	$8,934,812

Earnings per share
Basic	$0.12	$0.12	$0.52	$0.49	$0.52
Diluted	$0.11	$0.11	$0.50	$0.48	$0.50

Weighted-average common shares outstanding
Basic	18,289,256	17,549,636	17,819,064	17,492,258	17,328,707
Diluted	19,151,857	18,265,585	18,538,373	18,057,431	17,860,392

Other comprehensive Income(Loss), net of tax
Foreign currency translation adjustments	28,007	–	58,467	–	–
Comprehensive Income (Loss)	$2,216,139	$2,059,227	$9,390,527	$8,583,329	$8,934,812

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SIMULATIONS PLUS, INC.

CONSOLIDATED BALANCE SHEETS

	(Audited)	(Audited)
	August 31,	August 31,
	2020	2019
ASSETS
Current assets
Cash and cash equivalents	$49,207,314	$11,435,499
Accounts receivable, net of allowance for doubtful accounts of $50,000 and $0	7,421,970	5,026,558
Revenues in excess of billings	3,093,343	3,233,659
Prepaid income taxes	969,688	765,110
Prepaid expenses and other current assets	1,595,447	704,316
Short-term investments	66,803,595	–
Total current assets	129,091,357	21,165,142
Long-term assets
Capitalized computer software development costs,
net of accumulated amortization of $13,581,599 and $12,356,055	6,087,378	4,959,736
Property and equipment, net	437,787	341,145
Operating lease right of use asset	926,600	–
Intellectual property, net of accumulated amortization of $5,087,031 and $3,948,750	11,897,970	5,026,249
Other intangible assets net of accumulated amortization of $1,641,725 and $1,210,000	7,008,275	3,280,000
Goodwill	12,921,185	10,387,198
Other assets	50,965	37,227
Total assets	$168,421,517	$45,196,697

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$349,940	$204,075
Accrued payroll and other expenses	2,250,692	1,639,038
Current portion - Contracts payable	2,000,000	1,761,028
Billings in excess of revenues	140,991	798,549
Operating lease liability, current portion	463,465	–
Deferred revenue	299,482	380,787
Total current liabilities	5,504,570	4,783,477

Long-term liabilities
Deferred income taxes,net	2,353,857	2,731,616
Operating Lease Liability	463,312	–
Payments due under Contracts payable	4,063,833	–
Other long-term liabilities	–	–
Total liabilities	12,385,572	7,515,093

Commitments and contingencies

Shareholders' equity
Preferred stock, $0.001 par value 10,000,000 shares authorized no shares issued and outstanding	$–	$–
Common stock, $0.001 par value 50,000,000 shares authorized 19,923,277 and 17,591,834 shares issued and outstanding	9,926	7,595
Additional paid-in capital	128,531,428	15,319,474
Accumulated Other Comprehensive Income (Loss)	58,467	–
Retained earnings	27,436,124	22,354,535
Total shareholders' equity	156,035,945	37,681,604
	$–	–
Total liabilities and shareholders' equity	$168,421,517	45,196,697

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